INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dynamic I-T, Inc. on Form S-8 of our report dated February 21, 2002, appearing in the Annual Report on Form 10-KSB of Dynamic I-T, Inc. for the year ended December 31, 2001.


/S/ Gordon, Hughes & Banks, LLP
------------------------------------
Gordon, Hughes & Banks, LLP
Lakewood, Colorado
February 11, 2003